Exhibit 10.16

OMNIBUS AMENDMENT TO

PENNYMAC FINANCIAL SERVICES, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENTS

This Omnibus AMENDMENT (“Amendment”), dated as of February 11, 2019, amends the terms and conditions of those certain equity award agreements governing the terms of such equity awards granted under the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan, as amended (the “Plan”), by and between PennyMac Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and all individuals who are active participants in the Plan (each a “Recipient”) as of the date hereof. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan and in the specified award agreement.

RECITALS

WHEREAS, the Compensation Committee of the Company (the “Committee”) is empowered pursuant to Section 16.2 of the Plan to amend, without Recipient’s consent, the terms of any award previously granted under the Plan if such amendment does not impair the rights of the Recipient under the existing terms of the award and does not otherwise violate any provision of the Plan.

WHEREAS, the Committee has approved an amendment to each outstanding restricted stock unit award issued under the Plan to provide for net share withholding and/or the sale of shares to cover taxes upon the vesting of such restricted stock units.

AMENDMENT

A.        Agreements Amended.

1.         The following award agreements are hereby amended as set forth in Section B of this Amendment:

(a)        Restricted Stock Unit Subject to Continued Service Award Agreement, dated as of March 7, 2016, by and between the Company and Recipient;

(b)        Restricted Stock Unit Subject to Performance Components Award Agreement, dated as of March 7, 2016, by and between the Company and Recipient;

(c)        Restricted Stock Unit Subject to Continued Service Award Agreement, dated as of March 6, 2017, by and between the Company and Recipient;

(d)        Restricted Stock Unit Subject to Performance Components Award Agreement, dated as of March 6, 2017, by and between the Company and Recipient;

(e)        Restricted Stock Unit Subject to Continued Service Award Agreement, dated as of March 9, 2018, by and between the Company and Recipient;

(f)        Restricted Stock Unit Subject to Performance Components Award Agreement, dated as of March 9, 2018, by and between the Company and Recipient; and

(g)        All other off-cycle Restricted Stock Unit Subject to Continued Service Award Agreements and Restricted Stock Unit Subject to Performance Components Award Agreements executed during the 2016 through 2018 fiscal years (collectively, “Award Agreements for Plan Years 2016 through 2018”).

B.         Amendment to Award Agreements for Plan Years 2016 through 2018.

1.         Section 16 Officers and Senior Managing Directors. Each of the Award Agreements for Plan Years 2016 through 2018, respectively, is hereby amended by renumbering Sections 5 through 6 and inserting a new Section 5 as follows:

5.         Withholding Obligations.

5.1       At the time Recipient becomes entitled to receive a distribution of shares of Stock upon vesting of RSUs, Recipient authorizes the Company, at Company’s sole discretion, to withhold from fully vested shares of Stock otherwise issuable to Recipient pursuant to such RSUs a number of shares of Stock having a Market Value, as determined by the Company as of the first business day immediately preceding the vesting date, equal to the statutory minimum withholding tax obligation in respect of the shares of Stock otherwise issuable to Recipient (the “Share Withholding Method”).

5.2       Should Recipient become entitled to receive a distribution of shares of Stock upon vesting of RSUs at a time when the Share Withholding Method is not being utilized by the Company, Recipient authorizes the delivery of the shares of Stock to the Company’s designated broker with instructions to (i) sell shares of Stock sufficient to satisfy the applicable withholding taxes which arise in connection with such distribution, and (ii) remit the proceeds of such sale to the Company (“Sale to Cover”). In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, Recipient authorizes withholding from payroll and any other amounts payable to Recipient, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes.

Recipient is not aware of any material nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the designated broker from conducting sales as provided herein, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Stock effected pursuant to this Section 5.2, and is entering into this Section 5.2 of the Award Agreement in good faith and not as part of a plan or scheme to evade compliance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (regarding trading of the Company’s securities on the basis of material nonpublic information). It is the intent of the parties that the Sale to Cover transactions pursuant to this Section 5.2 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Award Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

5.3       Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver any shares of Stock on the Recipient’s behalf upon vesting of RSUs.

2.         All Other Employees. Each of the Award Agreements for Plan Years 2016 through 2018, respectively, is hereby amended by renumbering Sections 5 through 6 and inserting a new Section 5 as follows:

5.1       At the time Recipient becomes entitled to receive a distribution of shares of Stock upon vesting of RSUs, Recipient authorizes the delivery of the shares of Stock to the Company’s designated broker with instructions to (i) sell shares of Stock sufficient to satisfy the applicable withholding taxes which arise in connection with such distribution, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, Recipient authorizes withholding from payroll and any other amounts payable to Recipient, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes.

Recipient is not aware of any material nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the designated broker from conducting sales as provided herein, does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Stock effected pursuant to this Section 5.1, and is entering into this Section 5.1 of the Award Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (regarding trading of the Company’s securities on the basis of material nonpublic information). It is the intent of the parties that this Section 5.2 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Award Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

5.2       Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver any shares of Stock on the Recipient’s behalf upon vesting of RSUs.

C.        Miscellaneous.

1.         Continuing Effect. Except as specifically provided herein, the award agreements amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.         No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the award agreements except as specifically set forth herein.

3.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Recipient.

4.         Governing Law. This Amendment and the rights of the Recipient hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

PennyMac Financial Services, Inc.

By:	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief Enterprise Operations Officer